Exhibit 99.1

Sucampo Appoints Kei Tolliver to Board of Directors

BETHESDA, Md.--(BUSINESS WIRE)--May 29, 2013--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) (“Sucampo”) today announced that Kei S. Tolliver, executive vice president at S&R Technology Holdings, LLC, was elected to its board of directors at the annual shareholder meeting on May 22, 2013.

“Kei brings to Sucampo’s Board a deep knowledge of our company’s products as well as global experience. We believe that this expertise will provide value to Sucampo and our shareholders as we focus on the growth of our business and the further development of our pipeline,” said Sucampo’s Chairman, Chief Executive Officer, and Chief Scientific Officer Ryuji Ueno, M.D., Ph.D., Ph.D.

Ms. Tolliver serves as executive vice president of S&R Technology Holdings, LLC, whose mission is to provide support to global entrepreneurs and new businesses, and she brings global operations and business development expertise to Sucampo’s board. She was previously vice president of business development at Sucampo, in which she was closely involved with Sucampo’s initial public offering and the acquisition of the company’s overseas affiliates in the U.K. and Japan. She also served as General Manager of Sucampo Pharma Europe, where she initiated and oversaw the European clinical development of lubiprostone. In May of 1998, she was Sucampo’s first full-time employee.

Ms. Tolliver recently earned a J.D. degree with honors from the Columbus School of Law at the Catholic University of America in Washington, D.C. She was a member of the Catholic University Law Review and part of Columbus Community Legal Services, which offered pro bono legal services to individuals and families in the Washington, D.C. area.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is a global biopharmaceutical company focused on innovative research, discovery, development and commercialization of proprietary drugs based on prostones. The therapeutic potential of prostones was first discovered by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo’s chairman, chief executive officer, chief scientific officer, and co-founder. Prostones, naturally occurring fatty acid metabolites that have emerged as promising compounds with unique physiological activities, can be targeted for the treatment of unmet or underserved medical needs. For more information, please visit www.sucampo.com.

Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the US and internationally and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 8-K and 10-K, which the Company incorporates by reference.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Silvia Taylor, 1-240-223-3718
staylor@sucampo.com